AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of January 21, 2002, by and between Spartan Connecticut Municipal Money Market Fund (Spartan Connecticut) and Fidelity Connecticut Municipal Money Market Fund (Fidelity Connecticut), funds of Fidelity Court Street Trust II. Fidelity Court Street Trust II is a duly organized business trust under the laws of the State of Delaware with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Connecticut and Spartan Connecticut may be referred to herein collectively as the "Funds" or each individually as the "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Spartan Connecticut and the assumption by Fidelity Connecticut of Spartan Connecticut's liabilities solely in exchange for shares of beneficial interest in Fidelity Connecticut (the Fidelity Connecticut Shares); and (b) the constructive distribution of such shares by Spartan Connecticut pro rata to its shareholders in complete liquidation and termination of Spartan Connecticut in exchange for all of Spartan Connecticut's outstanding shares. Spartan Connecticut shall receive shares of Fidelity Connecticut having an aggregate net asset value equal to the aggregate net asset value of the shares of Spartan Connecticut outstanding on the Closing Date (as defined in Section 6), which Spartan Connecticut shall then distribute pro rata to its shareholders. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF SPARTAN CONNECTICUT. Spartan Connecticut represents and warrants to and agrees with Fidelity Connecticut that:

(a) Spartan Connecticut is a series of Fidelity Court Street Trust II, a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Court Street Trust II is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and the Statement of Additional Information of Spartan Connecticut dated January 27, 2001 and supplemented December 29, 2001, previously furnished to Fidelity Connecticut, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Spartan Connecticut, threatened against Spartan Connecticut which assert liability on the part of Spartan Connecticut. Spartan Connecticut knows of no facts which might form the basis for the institution of such proceedings;

(e) Spartan Connecticut is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Trust Instrument or By-laws, or, to the knowledge of Spartan Connecticut, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Spartan Connecticut is a party or by which Spartan Connecticut is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Spartan Connecticut is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Spartan Connecticut at November 30, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to Fidelity Connecticut together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended May 31, 2001. Said Statements of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Spartan Connecticut has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of November 30, 2000 and those incurred in the ordinary course of Spartan Connecticut's business as an investment company since November 30, 2000;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Court Street Trust II on Form N-14 relating to the shares of Fidelity Connecticut issuable hereunder and the proxy statement of Spartan Connecticut included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Spartan Connecticut (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Spartan Connecticut, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of Spartan Connecticut (other than this Agreement) will be terminated without liability to Spartan Connecticut prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Spartan Connecticut of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Spartan Connecticut has filed or will file all federal and state tax returns which, to the knowledge of Spartan Connecticut's officers, are required to be filed by Spartan Connecticut and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Spartan Connecticut's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Spartan Connecticut has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding shares of Spartan Connecticut are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Delaware law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Spartan Connecticut will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Fidelity Connecticut in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Spartan Connecticut will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets to be transferred to Fidelity Connecticut pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Spartan Connecticut's portfolio securities and any such other assets as contemplated by this Agreement, Fidelity Connecticut will acquire Spartan Connecticut's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Fidelity Connecticut) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Spartan Connecticut, and this Agreement constitutes a valid and binding obligation of Spartan Connecticut enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF FIDELITY CONNECTICUT. Fidelity Connecticut represents and warrants to and agrees with Spartan Connecticut that:

(a) Fidelity Connecticut is a series of Fidelity Court Street Trust II, a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Court Street Trust II is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Fidelity Connecticut, dated January 27, 2001 and supplemented December 29, 2001, previously furnished to Spartan Connecticut did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Fidelity Connecticut, threatened against Fidelity Connecticut which assert liability on the part of Fidelity Connecticut. Fidelity Connecticut knows of no facts which might form the basis for the institution of such proceedings;

(e) Fidelity Connecticut is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Trust Instrument or By-laws, or, to the knowledge of Fidelity Connecticut, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Fidelity Connecticut is a party or by which Fidelity Connecticut is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Fidelity Connecticut is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Fidelity Connecticut at November 30, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been furnished to Spartan Connecticut together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended May 31, 2001. Said Statements of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such dates and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Fidelity Connecticut has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of November 30, 2000 and those incurred in the ordinary course of Fidelity Connecticut's business as an investment company since November 30, 2000;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Fidelity Connecticut of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Fidelity Connecticut has filed or will file all federal and state tax returns which, to the knowledge of Fidelity Connecticut's officers, are required to be filed by Fidelity Connecticut and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Fidelity Connecticut's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Fidelity Connecticut has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on November 30, 2002;

(k) As of the Closing Date, the shares of beneficial interest of Fidelity Connecticut to be issued to Spartan Connecticut will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Fidelity Connecticut, and no shareholder of Fidelity Connecticut will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Fidelity Connecticut, and this Agreement constitutes a valid and binding obligation of Fidelity Connecticut enforceable in accordance with its terms, subject to approval by the shareholders of Spartan Connecticut;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fidelity Connecticut, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Fidelity Connecticut, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Fidelity Connecticut Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Fidelity Connecticut have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Spartan Connecticut and to the other terms and conditions contained herein, Spartan Connecticut agrees to assign, sell, convey, transfer, and deliver to Fidelity Connecticut as of the Closing Date all of the assets of Spartan Connecticut of every kind and nature existing on the Closing Date. Fidelity Connecticut agrees in exchange therefor: (i) to assume all of Spartan Connecticut's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Spartan Connecticut the number of full and fractional shares of Fidelity Connecticut having an aggregate net asset value equal to the aggregate net asset value of shares of Spartan Connecticut transferred hereunder determined as provided for under Section 4.

(b) The assets of Spartan Connecticut to be acquired by Fidelity Connecticut shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Spartan Connecticut, and any deferred or prepaid expenses shown as an asset on the books of Spartan Connecticut on the Closing Date. Spartan Connecticut will pay or cause to be paid to Fidelity Connecticut any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Fidelity Connecticut hereunder, and Fidelity Connecticut will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Spartan Connecticut to be assumed by Fidelity Connecticut shall include (except as otherwise provided for herein) all of Spartan Connecticut's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Spartan Connecticut agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Spartan Connecticut will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Fidelity Connecticut Shares in exchange for such shareholders' shares of beneficial interest in Spartan Connecticut and Spartan Connecticut will be liquidated in accordance with Spartan Connecticut's Amended and Restated Trust Instrument. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Fidelity Connecticut's share transfer books in the names of the Spartan Connecticut shareholders and transferring the Fidelity Connecticut Shares thereto. Each Spartan Connecticut shareholder's account shall be credited with the respective pro rata number of full and fractional Fidelity Connecticut Shares due that shareholder. All outstanding Spartan Connecticut shares, including any represented by certificates, shall simultaneously be canceled on Spartan Connecticut's share transfer records. Fidelity Connecticut shall not issue certificates representing the Fidelity Connecticut Shares in connection with the Reorganization.

(e) Any reporting responsibility of Spartan Connecticut is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Fidelity Connecticut Shares in a name other than that of the registered holder on Spartan Connecticut's books of the Spartan Connecticut shares constructively exchanged for the Fidelity Connecticut Shares shall be paid by the person to whom such Fidelity Connecticut Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date (the Valuation Time).

(b) As of the Closing Date, Fidelity Connecticut will deliver to Spartan Connecticut the number of Fidelity Connecticut Shares having an aggregate net asset value equal to the value of the assets of Spartan Connecticut transferred hereunder less the liabilities of Spartan Connecticut, determined as provided in this Section 4.

(c) The net asset value per share of the Fidelity Connecticut Shares to be delivered to Spartan Connecticut, the value of the assets of Spartan Connecticut transferred hereunder, and the value of the liabilities of Spartan Connecticut to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Fidelity Connecticut Shares shall be computed in the manner set forth in the then-current Fidelity Connecticut Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Spartan Connecticut shall be computed in the manner set forth in the then-current Spartan Connecticut Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR Corp., in accordance with its regular practice as pricing agent for Spartan Connecticut and Fidelity Connecticut.

5. FEES; EXPENSES.

(a) Pursuant to Spartan Connecticut's all-inclusive management contract with Fidelity Management & Research Company (FMR), FMR will pay all fees and expenses, including legal, accounting, printing, filing, and proxy solicitation expenses, portfolio transfer taxes (if any), or other similar expenses incurred in connection with the transactions contemplated by this Agreement (but not including costs incurred in connection with the purchase or sale of portfolio securities). Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Fidelity Connecticut will be borne by Fidelity Connecticut.

(b) Each of Fidelity Connecticut and Spartan Connecticut represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of Fidelity Court Street Trust II, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on March 25, 2002, or at some other time, date, and place agreed to by Spartan Connecticut and Fidelity Connecticut (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Spartan Connecticut and the net asset value per share of Fidelity Connecticut is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF SPARTAN CONNECTICUT.

(a) Spartan Connecticut agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Connecticut as herein provided, adopting this Agreement, and authorizing the liquidation of Spartan Connecticut.

(b) Spartan Connecticut agrees that as soon as reasonably practicable after distribution of the Fidelity Connecticut Shares, Spartan Connecticut shall be terminated as a series of Fidelity Court Street Trust II pursuant to its Amended and Restated Trust Instrument, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Spartan Connecticut shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF FIDELITY CONNECTICUT.

(a) That Spartan Connecticut furnishes to Fidelity Connecticut a statement, dated as of the Closing Date, signed by an officer of Fidelity Court Street Trust II, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Spartan Connecticut made in this Agreement are true and correct in all material respects and that Spartan Connecticut has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Spartan Connecticut furnishes Fidelity Connecticut with copies of the resolutions, certified by an officer of Fidelity Court Street Trust II, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Spartan Connecticut;

(c) That, on or prior to the Closing Date, Spartan Connecticut will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Spartan Connecticut substantially all of Spartan Connecticut's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Spartan Connecticut shall deliver to Fidelity Connecticut at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Spartan Connecticut's behalf by its Treasurer or Assistant Treasurer;

(e) That Spartan Connecticut's custodian shall deliver to Fidelity Connecticut a certificate identifying the assets of Spartan Connecticut held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Fidelity Connecticut; (ii) Spartan Connecticut's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(f) That Spartan Connecticut's transfer agent shall deliver to Fidelity Connecticut at the Closing a certificate setting forth the number of shares of Spartan Connecticut outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Spartan Connecticut calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Connecticut as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Spartan Connecticut;

(h) That Spartan Connecticut delivers to Fidelity Connecticut a certificate of an officer of Fidelity Court Street Trust II, dated as of the Closing Date, that there has been no material adverse change in Spartan Connecticut's financial position since November 30, 2000, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Spartan Connecticut shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Spartan Connecticut or its transfer agent by Fidelity Connecticut or its agents shall have revealed otherwise, Spartan Connecticut shall have taken all actions that in the opinion of Fidelity Connecticut are necessary to remedy any prior failure on the part of Spartan Connecticut to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF SPARTAN CONNECTICUT.

(a) That Fidelity Connecticut shall have executed and delivered to Spartan Connecticut an Assumption of Liabilities, certified by an officer of Fidelity Court Street Trust II, dated as of the Closing Date pursuant to which Fidelity Connecticut will assume all of the liabilities of Spartan Connecticut existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Fidelity Connecticut furnishes to Spartan Connecticut a statement, dated as of the Closing Date, signed by an officer of Fidelity Court Street Trust II, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Fidelity Connecticut made in this Agreement are true and correct in all material respects, and Fidelity Connecticut has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Spartan Connecticut shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Spartan Connecticut and Fidelity Connecticut, to the effect that the Fidelity Connecticut Shares are duly authorized and upon delivery to Spartan Connecticut as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Fidelity Connecticut (except as disclosed in Fidelity Connecticut's Statement of Additional Information).

10. CONDITIONS TO OBLIGATIONS OF FIDELITY CONNECTICUT AND SPARTAN CONNECTICUT.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Spartan Connecticut;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Fidelity Connecticut or Spartan Connecticut to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Fidelity Connecticut or Spartan Connecticut, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Kirkpatrick & Lockhart LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fidelity Connecticut and Spartan Connecticut, threatened by the Commission; and

(f) That Fidelity Connecticut and Spartan Connecticut shall have received an opinion of Kirkpatrick & Lockhart LLP satisfactory to Fidelity Connecticut and Spartan Connecticut that for federal income tax purposes:

(i) The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and Spartan Connecticut and Fidelity Connecticut will each be parties to the Reorganization under section 368(b) of the Code;

(ii) No gain or loss will be recognized by Spartan Connecticut upon the transfer of all of its assets to Fidelity Connecticut in exchange solely for the Fidelity Connecticut Shares and the assumption of Spartan Connecticut's liabilities followed by the distribution of those Fidelity Connecticut Shares to the shareholders of Spartan Connecticut in liquidation of Spartan Connecticut;

(iii) No gain or loss will be recognized by Fidelity Connecticut on the receipt of Spartan Connecticut's assets in exchange solely for the Fidelity Connecticut Shares and the assumption of Spartan Connecticut's liabilities;

(iv) The basis of Spartan Connecticut's assets in the hands of Fidelity Connecticut will be the same as the basis of such assets in Spartan Connecticut's hands immediately prior to the Reorganization;

(v) Fidelity Connecticut's holding period in the assets to be received from Spartan Connecticut will include Spartan Connecticut's holding period in such assets;

(vi) A Spartan Connecticut shareholder will recognize no gain or loss on the exchange of his or her shares of beneficial interest in Spartan Connecticut for the Fidelity Connecticut Shares in the Reorganization;

(vii) A Spartan Connecticut shareholder's basis in the Fidelity Connecticut Shares to be received by him or her will be the same as his or her basis in the Spartan Connecticut shares exchanged therefor;

(viii) A Spartan Connecticut shareholder's holding period for his or her Fidelity Connecticut Shares will include the holding period of Spartan Connecticut shares exchanged, provided that those Spartan Connecticut shares were held as capital assets on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Spartan Connecticut nor Fidelity Connecticut may waive the conditions set forth in this Subsection 10(f).

11. COVENANTS OF FIDELITY CONNECTICUT AND SPARTAN CONNECTICUT.

(a) Fidelity Connecticut and Spartan Connecticut each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Spartan Connecticut covenants that it is not acquiring the Fidelity Connecticut Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Spartan Connecticut covenants that it will assist Fidelity Connecticut in obtaining such information as Fidelity Connecticut reasonably requests concerning the beneficial ownership of Spartan Connecticut's shares; and

(d) Spartan Connecticut covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Trust Instrument in accordance with applicable law and after the Closing Date, Spartan Connecticut will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Fidelity Connecticut and Spartan Connecticut may terminate this Agreement by mutual agreement. In addition, either Fidelity Connecticut or Spartan Connecticut may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Spartan Connecticut or Fidelity Connecticut, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the State of Delaware.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Fidelity Connecticut or Spartan Connecticut; provided, however, that following the shareholders' meeting called by Spartan Connecticut pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Fidelity Connecticut Shares to be paid to Spartan Connecticut shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Except as provided in Subsection 10(f), either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. TRUST INSTRUMENT.

A copy of the Funds' Trust Instrument, as restated and amended, is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Funds as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund or to any other series of the trust.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY COURT STREET TRUST II:
on behalf of Spartan Connecticut Municipal Money Market Fund

Robert A. Dwight
Treasurer

FIDELITY COURT STREET TRUST II:
on behalf of Fidelity Connecticut Muncipal Money Market Fund

Robert A. Dwight
Treasurer

FMR hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:
FIDELITY MANAGEMENT & RESEARCH COMPANY

Robert A. Dwight
Treasurer